Media Contact:
Shannon Pleasant
Intersil Corporation
(512) 382-8444
spleasant@intersil.com

Intersil Corporation Reports Strong Quarterly Results

Company Achieves Target Operating Model

MILPITAS, Calif., Oct. 24, 2016 – Intersil Corporation (NASDAQ:ISIL), a leading provider of innovative power management and precision analog solutions, today announced financial results for the third quarter ended September 30, 2016. Third quarter revenue was up 4% sequentially and 8% year-over-year to $139.0 million.

Company Highlights

•	Consumer and Computing (C&C) revenue increased 6% sequentially and 9% year-over-year, the fourth consecutive quarter of year-over-year growth.
•	Industrial and Infrastructure (I&I) revenue was up 2% sequentially and 8% year-over-year.
•	Computing and automotive end markets were key growth areas, with revenue in automotive increasing by 16% year-over-year.
•	Gross margin increased sequentially to 60.6% on a GAAP basis and 60.7% on a non-GAAP basis, achieving the company’s non-GAAP target model of 60%.
•	GAAP operating margin increased sequentially and year-over-year to 16.4%. Non-GAAP operating margin increased by over 450 basis points to 25.7%, achieving the company’s non-GAAP target model of 25%.
•	GAAP earnings per share increased sequentially to $0.11. Non-GAAP earnings per share increased by 29% sequentially and 46% year-over-year to $0.22.
•	Cash and cash equivalents increased by $27 million to $284 million, the 14th consecutive quarter of sequential growth.

Business Review
Revenue for the third quarter improved sequentially due to strength in both the C&C and I&I businesses. Seasonal growth in C&C, particularly in computing, increased C&C revenue to its highest point since 2014. The ramp of next generation PC processors continued to drive demand for the company’s computing power products, and design win traction in mobile platforms remained strong.

Strength across a number of product areas contributed broadly to the I&I sequential revenue improvement and year-over-year growth. I&I power revenue reached its highest level in six quarters, with power modules achieving record revenue in the quarter.

Intersil’s automotive revenue reached record levels as well. The company also introduced new products in Q3 that address the major trends in advanced driver assistance systems (ADAS) and around view displays.

The revenue breakdown by end market follows:

	Q3 2016		Q2 2016		Q3 2015
End Market Revenue	$M	%	$M	%	$M	%
Industrial & Infrastructure	90.8	65%	88.6	66%	84.2	66%
Consumer & Computing	48.2	35%	45.4	34%	44.2	34%
Total Revenue	$139.0		$134.0		$128.4

Table 1. Intersil End Market Mix

“The third quarter marked a significant milestone for us as we achieved the gross and operating margin goals we set for the business. The top line has continued to show progress towards our goal as well, as new product investments translated into solid year-over-year revenue growth. This reflects the high quality foundation of the business we’ve built over the last three years,” said Necip Sayiner, president and CEO of Intersil. “Strong execution has been an important aspect of our turnaround efforts and we have been able to successfully intersect a number of key trends with our power management and precision analog solutions in every one of our target end markets. With power efficiency becoming a consistent thread through virtually every application, we believe Intersil solutions can be central to the evolution of next-generation electronics.”

Financial Highlights
Third quarter GAAP gross margin was up to 60.6%, a 120 basis point sequential increase and a 140 basis point year-over-year increase. Total third quarter GAAP operating expenses decreased to $61.4 million and included R&D expense of $31.3 million and SG&A expense of $22.8 million. Third quarter GAAP operating income increased sequentially and year-over-year to $22.8 million, or 16.4% of revenue. GAAP net income for the third quarter increased to $15.9 million, resulting in diluted earnings per share of $0.11.

The following non-GAAP results exclude merger-related expenses, restructuring and related costs, amortization of purchased intangibles, equity-based compensation expense, acquisition-related charges, provision for the TAOS litigation, gain on recovery of auction rate securities, and related tax effects.

On a non-GAAP basis, the company reported a further improvement in gross margin, which increased again sequentially by 110 basis points to 60.7% even with an increased mix of C&C revenue. This highlights the improved margins within C&C as new products increase as a proportion of revenue. Non-GAAP operating expenses for the third quarter declined to $48.7 million. Non-GAAP R&D expense was $28.5 million and non-GAAP SG&A expense was $20.2 million. Third quarter non-GAAP operating margin increased to 25.7% as a result of revenue growth, strong gross margin and lower operating expenses. This enabled the company to exceed its non-GAAP operating margin target of 25%. Non-GAAP net income increased to $31.3 million in Q3, which resulted in a sequential increase in non-GAAP earnings per share of 29% to $0.22.

“From the beginning of the Intersil transformation, we have talked about gross margin being a key measure of differentiation. Clearly we have successfully increased the competitiveness of our products given the approximately 500 basis point difference in gross margin we reported compared to the same period in 2013, the first year of the turnaround,” said Rick Crowley, senior vice president and chief financial officer for Intersil. “When combined with spending discipline and strong cash generation, the recent results and early achievement of our target operating model are a tangible proof point for the strategy we have patiently pursued.”

For a complete reconciliation of GAAP and non-GAAP results, please see the “Non-GAAP Results” tables included at the end of this release.

Cash and cash equivalents increased by $27 million at the end of the third quarter to $284 million, compared to the second quarter of 2016. Inventories declined in absolute dollars and channel inventory remained balanced.

Intersil’s board of directors authorized payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on or about November 28, 2016 to stockholders of record as of the close of business on November 15, 2016.

On September 12, 2016 Renesas Electronics Corporation, a premier supplier of advanced semiconductor solutions, and Intersil Corporation announced they had signed a definitive agreement for Renesas to acquire Intersil for US$22.50 per share in cash, representing an aggregate equity value of approximately US$3.2 billion. Closing of the transaction is expected in the first half of 2017, conditioned on approval by Intersil stockholders and the relevant governmental authorities.

Outlook and Third Quarter Earnings Call
Given the pending acquisition by Renesas, Intersil will not be providing guidance for the fourth quarter and will not be holding a third quarter results conference call.

About Intersil

Intersil Corporation is a leading provider of innovative power management and precision analog solutions. The company's products form the building blocks of increasingly intelligent, mobile and power hungry electronics, enabling advances in power management to improve efficiency and extend battery life. With a deep portfolio of intellectual property and a rich history of design and process innovation, Intersil is the trusted partner to leading companies in some of the world’s largest markets, including industrial and infrastructure, mobile computing, automotive and aerospace. For more information about Intersil, visit our website at www.intersil.com.

FORWARD-LOOKING STATEMENTS
Some of the statements included in this press release constitute forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current expectations, estimates, beliefs, assumptions, and projections of our senior management about future events with respect to our business and our industry in general.  Statements that include words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets,” and variations of these words (or negatives of these words) or similar expressions of a future or forward-looking nature identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

Forward-looking statements include, but are not limited to, statements in the quote from our CEO, including the statement regarding the expected centrality of Intersil products to the evolution of next-

generation electronics, references to the anticipated benefits of the proposed acquisition by Renesas and the expected date of closing of the acquisition, as well as our industry in general. These forward-looking statements are not guarantees of future performance and are subject to many risks, uncertainties, and assumptions that are difficult to predict. Therefore, there are or will be important factors that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We believe that the factors that may affect our business, future operating results, and financial condition include, but are not limited to, the following: the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger; risks that the proposed merger disrupts our current plans and operations, including our ability to retain and hire key personnel; competitive responses to the proposed merger; unexpected costs, charges, or expenses resulting from the merger; the outcome of any legal proceedings that could be instituted against us or our directors related to the merger agreement; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and legislative, regulatory and economic developments; any faltering or uncertainty in global economic conditions; the highly cyclical nature of the semiconductor industry; intense competition in the semiconductor industry; unsuccessful product development or failure to obtain market acceptance of our products; downturns in the end markets we serve; failure to make or deliver products in a timely manner; unavailability of raw materials, services, supplies, or manufacturing capacity; delays in production or in implementing new production techniques, product defects, or unreliability of products; and adverse results in litigation matters. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the preliminary proxy statement that is included in the Schedule 14A filed with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger on October 12, 2016 and the other documents that we have filed or may filed from time-to-time with the SEC.  These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Additional Information and Where to Find It

This communication may be deemed to be soliciting material in respect of the proposed transaction involving Intersil and Renesas. Intersil has filed with the SEC a preliminary proxy statement in connection with the proposed transaction with Renesas as well as other documents regarding the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Intersil and will contain important information about the proposed transaction and related matters. INTERSIL’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Intersil with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders of Intersil will be able to obtain free copies of the proxy statement through Intersil’s website, www.intersil.com, or by contacting Intersil by mail at Attn: Corporate Secretary, 1001 Murphy Ranch Road, Milpitas, California 95035.

Participants in the Solicitation

Intersil, Renesas and their respective directors, executive officers, and other members of management, and certain of their respective employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about Intersil’s directors and executive officers is included in Intersil’s Annual Report on Form 10-K for the fiscal year ended January 1, 2016 filed with the SEC on February 12, 2016, and the proxy statement filed with the SEC on March 4, 2016 for Intersil’s annual meeting of stockholders held on April 21, 2016. Additional information regarding these persons and their interests in the merger has been included in Intersil’s preliminary proxy statement filed with the SEC on October 12, 2016 and will be included in the definitive proxy statement relating to the proposed merger when it is filed with the SEC. These documents, when available, can be obtained free of charge from the sources indicated above.

Non-GAAP Reporting

To supplement its consolidated financial results presented in accordance with GAAP, Intersil uses non-GAAP financial measures, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in detail below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the company’s operations that, when viewed in conjunction with Intersil’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the company’s business and operations. It should also be noted that Intersil’s non-GAAP information may be different from the non-GAAP information provided by other companies. Non-GAAP financial measures used by Intersil include:

•Gross profit;

•Operating expenses;

•Provision (benefit) for income taxes;

•Operating income (loss);

•Net income (loss);

•Diluted earnings (loss) per share; and

•Weighted average shares outstanding – diluted.

The company presents non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the company's future operating results. These non-GAAP results exclude acquisition-related charges, restructuring and related costs, equity-based compensation expense, and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with the way management internally analyzes Intersil’s financial results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in this press release.

As presented in the “Non-GAAP Results” tables in this press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition-related charges. Acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Intersil’s performance after completion of acquisitions, because they are not related to the company’s core operating performance. Adjustments of these items provide investors with a basis to compare Intersil’s performance to other companies without the variability caused by purchase accounting. Acquisition-related charges primarily include:

•	Amortization of purchased intangibles, which include purchased intangibles such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.
•	One-time charges associated with completing an acquisition including contract termination costs.

Other adjustments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and on-going future operating performance of Intersil. Excluding these items allows investors to better compare Intersil’s period-over-period performance without such expense, which Intersil believes may be useful to the investor community. Other adjustments primarily include:

•	Equity-based compensation expense.
•	Legal judgments, awards, or governmental fines or penalties.
•	Income from IP agreements.
•	Restructuring and related costs, including asset impairment charges.
•	Write-offs (recoveries) related to Auction Rate Securities.
•	Merger-related expenses
•	Tax effects of non-GAAP adjustments.
•

Diluted weighted average shares non-GAAP adjustment - for purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of equity-based compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Comparability. The above criteria has been consistently applied when calculating the non-GAAP financial measures for all periods presented in this press release and accompanying tables.

Intersil Corporation
Condensed Consolidated Statements of Income
Unaudited
(In thousands, except percentages and per share amounts)

	Quarter Ended
	Sep. 30	Jul. 1	Oct. 2
	2016	2016	2015
	Q3 2016	Q2 2016	Q3 2015

Revenue	$ 139,045	$ 134,009	$ 128,396
Cost of revenue	54,825	54,421	52,338
Gross profit	84,220	79,588	76,058
Gross margin %	60.6%	59.4%	59.2%
Expenses:
Research and development	31,315	34,211	31,252
Selling, general and administrative	22,782	25,248	23,532
Amortization of purchased intangibles	2,669	2,867	3,777
Restructuring and related costs	14	13,508	-
Provision for the TAOS litigation	-	1,255	-
Merger-related expenses	4,639	-	-
Total expenses	61,419	77,089	58,561
Operating income	22,801	2,499	17,497
Other income (expense) , net	114	(326)	(215)
Income before income taxes	22,915	2,173	17,282
Income tax expense (benefit)	7,032	784	298
Net income	$ 15,883	$ 1,389	$ 16,984

Earnings per share:
Basic	$ 0.12	$ 0.01	$ 0.13
Diluted	$ 0.11	$ 0.01	$ 0.13

Weighted average shares outstanding:
Basic	135,908	135,086	132,133
Diluted	138,760	137,332	132,445

Intersil Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands)

	Sep. 30	Jul. 1	Oct. 2
	2016	2016	2015
Assets
Current assets:
Cash and cash equivalents	$ 284,047	$ 256,864	$ 228,898
Trade receivables, net	61,628	53,578	51,158
Inventories	68,277	69,477	68,967
Prepaid expenses and other current assets	9,332	6,162	7,647
Income taxes receivable	4,529	7,573	1,030
Deferred income tax assets	-	-	20,977
Assets held for sale	4,901	-	-
Total current assets	432,714	393,654	378,677
Non-current assets:
Property, plant and equipment, net	51,572	57,520	72,227
Purchased intangibles, net	23,443	26,112	36,768
Goodwill	571,770	571,770	571,770
Deferred income tax assets	59,385	63,484	39,916
Other non-current assets	31,255	32,053	32,289
Total non-current assets	737,425	750,939	752,970
Total assets	$ 1,170,139	$ 1,144,593	$ 1,131,647

Liabilities and stockholders' equity
Current liabilities:
Trade payables	21,912	24,245	24,011
Deferred income	18,077	15,881	14,632
Income taxes payable	3,301	5,587	1,689
Provision for the TAOS litigation	78,317	78,557	78,014
Other accrued expenses and liabilities	61,362	54,393	52,844
Total current liabilities	182,969	178,663	171,190
Non-current liabilities:
Income taxes payable	1,653	1,643	3,199
Other non-current liabilities	10,792	13,316	13,947
Total non-current liabilities	12,445	14,959	17,146
Total stockholders' equity	974,725	950,971	943,311
Total liabilities and stockholders' equity	$ 1,170,139	$ 1,144,593	$ 1,131,647

Intersil Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
(In thousands)

	Quarter Ended
	Sep. 30	Jul. 1	Oct. 2
	2016	2016	2015
	Q3 2016	Q2 2016	Q3 2015
Operating activities:
Net income	$ 15,883	$ 1,389	$ 16,984
Depreciation	2,903	3,467	3,635
Amortization of purchased intangibles	2,669	2,867	3,777
Equity-based compensation	5,563	8,122	5,565
Asset impairment charges	-	9,998	-
Deferred income taxes	4,099	(1,635)	1,412
Other	(1,071)	(847)	(771)
Net changes in operating assets and liabilities	(6,777)	3,835	4,193
Net cash flows provided by operating activities	23,269	27,196	34,795

Investing activities:
Cash paid for acquisition, net of cash acquired	-	-	(15,948)
Proceeds from investments	865	42	460
Net capital expenditures	(1,784)	(2,004)	(1,764)
Advance received for planned disposition of 200mm line	2,422	-	-
Net cash flows provided by/ (used in) investing activities	1,503	(1,962)	(17,252)

Financing activities:
Proceeds from (tax payments for) equity-based awards, net	18,446	(3,168)	2,587
Dividends paid	(16,338)	(18,878)	(15,959)
Net cash flows provided by/ (used in) financing activities	2,108	(22,046)	(13,372)

Effect of exchange rates on cash and cash equivalents	303	70	(235)

Net change in cash and cash equivalents	27,183	3,258	3,936

Cash and cash equivalents as of the beginning of the period	256,864	253,606	224,962

Cash and cash equivalents as of the end of the period	$ 284,047	$ 256,864	$ 228,898

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except percentages)

	Quarter Ended
	Sep. 30		Jul. 1		Oct. 2
	2016		2016		2015
	Q3 2016		Q2 2016		Q3 2015
Non-GAAP gross profit:
GAAP gross profit	$ 84,220		$ 79,588		$ 76,058
Equity-based compensation COS	207		284		304
Non-GAAP gross profit	$ 84,427		$ 79,872		$ 76,362

Non-GAAP gross margin:
GAAP gross margin	60.6%		59.4%		59.2%
Excluded items as a percent of revenue	0.1%		0.2%		0.3%
Non-GAAP gross margin	60.7%		59.6%		59.5%

Non-GAAP R&D expenses:
GAAP R&D expenses	$ 31,315		$ 34,211		$ 31,252
Equity-based compensation	(2,779)		(3,834)		(2,390)
Non-GAAP R&D expenses:	$ 28,536		$ 30,377		$ 28,862

Non-GAAP SG&A expenses:
GAAP SG&A expenses	$ 22,782		$ 25,248		$ 23,532
Equity-based compensation	(2,577)		(4,004)		(2,871)
Non-GAAP SG&A expenses:	$ 20,205	$ -	$ 21,244	$ -	$ 20,661

Non-GAAP operating expenses:
GAAP operating expenses	$ 61,419		$ 77,089		$ 58,561
Restructuring and related costs	(14)		(13,508)		-
Provision for the TAOS litigation	-		(1,255)		-
Equity-based compensation (excl. COS)	(5,356)		(7,838)		(5,261)
Amortization of purchased intangibles	(2,669)		(2,867)		(3,777)
Merger related expenses	(4,639)		-		-
Non-GAAP operating expenses	$ 48,741		$ 51,621		$ 49,523

Non-GAAP operating income:
GAAP operating income	$ 22,801		$ 2,499		$ 17,497
Restructuring and related costs	14		13,508		-
Provision for the TAOS litigation	-		1,255		-
Equity-based compensation	5,563		8,122		5,565
Amortization of purchased intangibles	2,669		2,867		3,777
Merger related expenses	4,639		-		-
Non-GAAP operating income	$ 35,686		$ 28,251		$ 26,839

Non-GAAP operating margin:
GAAP operating margin	16.4%		1.9%		13.6%
Excluded items as a percent of revenue	9.3%		19.2%		7.3%
Non-GAAP operating margin	25.7%		21.1%		20.9%

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except per share amounts)

	Quarter Ended
	Sep. 30	Jul. 1	Oct. 2
	2016	2016	2015
	Q3 2016	Q2 2016	Q3 2015

Non-GAAP net income:
GAAP net income	$ 15,883	$ 1,389	$ 16,984
Restructuring and related costs	14	13,508	-
Equity-based compensation	5,563	8,122	5,565
Amortization of purchased intangibles	2,669	2,867	3,777
Provision for the TAOS litigation	-	1,255	-
Merger related expenses	4,639	-	-
Gain on recovery from auction rate securities	(135)	(70)	(460)
Tax impact of non-cash and discrete items	2,683	(3,469)	(5,049)
Non-GAAP net income	$ 31,316	$ 23,602	$ 20,817

GAAP weighted average shares - diluted	138,760	137,332	132,445
Non-GAAP adjustment	2,583	3,014	5,273
Non-GAAP weighted average shares - diluted	141,343	140,346	137,718

Non-GAAP earnings per diluted share:
GAAP earnings per diluted share	$ 0.11	$ 0.01	$ 0.13
Excluded items per share impact	0.11	0.16	0.02
Non-GAAP earnings per diluted share	$ 0.22	$ 0.17	$ 0.15

Equity-based compensation expense by classification:
Cost of revenue ("COS")	$ 207	$ 284	$ 304
Research and development	$ 2,779	$ 3,834	$ 2,390
Selling, general and administrative	$ 2,577	$ 4,004	$ 2,871